Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SeaStar Medical Holding Corporation of our report dated March 30, 2023 relating to the consolidated financial statements of SeaStar Medical Holding Corporation.

/s/ ArmaninoLLP
Denver, Colorado

February 9, 2024